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                                                             EXHIBIT 99.4


                                    GUARANTY


         This Guaranty ("Guaranty") is given this 8th day of November, 2000, by Sonera Corporation, a limited liability company organized under the laws of the Republic of Finland ("Parent") with reference to the Stock Purchase Agreement dated as of November 8, 2000 (the "Agreement"), by and between Metro One Telecommunications, Inc., an Oregon corporation ("Seller"), and Sonera Media Holding B.V., a company organized under the laws of the Netherlands ("Purchaser") and a wholly-owned subsidiary of Parent. Capitalized terms used but not defined in this Guaranty shall have the meanings given them in the Agreement.

         In consideration of the Seller entering into the Agreement with Purchaser, Parent hereby irrevocably guarantees the performance of all obligations of Purchaser and of any other Affiliates of Parent while it remains an Affiliate of Parent, that may become an obligor under the Agreement, the Registration Rights Agreement or the Investment Agreement attached thereto as Annexes I and II, respectively, and any other agreements executed by Purchaser in connection therewith, as they may be amended from time to time (collectively, with the Agreement, the "Transaction Agreements"), including, without limitation, the obligation of Purchaser to pay the Aggregate Purchase Price pursuant to Section 2.2 of the Agreement (together, the "Obligations"). Upon any alleged default by Purchaser (or other Affiliate of Parent) of any Obligations, the Seller shall notify Parent, at the address and in the manner prescribed for notices under the Agreement, of the precise nature of the alleged default (including a description of the relevant facts and specific provisions of the Transaction Agreements). If Parent fails to cure the default within 10 Business Days of receipt of such notice, or if cure is not practicable within such period, if Parent fails within 10 Business Days to initiate and continue reasonable efforts to cure promptly the default, Seller may proceed directly against Parent for payment or performance of such Obligations. Seller and Purchaser, with notice to Parent from time to time may waive, amend, rescind or modify any of the terms of the Obligations according to the terms of the applicable agreement or agreements, or consent to, permit or effect any of the foregoing. Parent expressly waives and dispenses with any notice of the acceptance of this Guaranty without affecting the validity or enforceability of this Guaranty or Parent's liability hereunder.

         Except as expressly set forth herein, Seller's rights and Parent's obligations under this Guaranty shall be no more and no less extensive than those required of Purchaser under the Transaction Agreements, and Parent shall be entitled to assert with respect to any claim under this Guaranty, any and all defenses, set-offs, counterclaims and other rights or remedies available to Purchaser under the applicable Transaction Agreement or otherwise at law or equity, excluding any matters expressly waived in this Guaranty.


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         This Guaranty shall not confer any rights or remedies upon any person other than Seller and its successors. This Guaranty shall be binding upon and inure to the benefit of the successors and assigns of Parent.

         This Guaranty shall be governed by the laws of the State of New York without reference to the principles or rules governing conflicts of laws.

         This Guaranty may not be amended, changed, modified, altered or terminated except as expressly provided herein, without the written consent of Seller, and such consent shall be effective only in that specific instance and for the specific purpose for which it is given.

         IN WITNESS WHEREOF, Parent has caused this Guaranty to be duly executed as of the date and year first above written.

                          SONERA CORPORATION



                                  By:     /s/ OLLI T. TUOHIMAA
                                      -------------------------------------
                                  Name:   Olli T. Tuohimaa
                                        -----------------------------------
                                  Title:  Attorney-in-Fact
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